Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Alan B. Lefkof

President and CEO

510-420-7400

alefkof@netopia.com

Netopia Updates Status of Internal Review; Netopia to Make Late Filing of Form 10-Q

EMERYVILLE, Calif., August 17, 2004 — Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and service delivery software, announced that it will file today a Form 12b-25 with the United States Securities and Exchange Commission with notice of late filing of the Report on Form 10-Q for the third fiscal quarter ended June 30, 2004. As Netopia previously announced on July 22, 2004, Netopia’s Audit Committee has initiated an inquiry into Netopia’s accounting and recording practices, including the appropriateness and timing of revenue recognition of software license fees in two transactions with a single software reseller customer.

Netopia’s Audit Committee, composed of independent outside directors, has retained outside counsel to conduct the inquiry, and is working closely with Netopia and Netopia’s independent auditors. The Audit Committee is seeking to resolve the matter as soon as possible and intends to continue to work with the appropriate regulatory authorities.

Netopia will not file its quarterly Form 10-Q for the third quarter of fiscal 2004, which was due on August 16, 2004, until the inquiry is complete and Netopia is able to secure appropriate review by its external auditors. At that time, Netopia expects also to file 10-K/A Reports and 10-Q/A Reports as appropriate.

“We are committed to cooperating with the Audit Committee’s efforts to resolve this matter expeditiously, while continuing to focus on our core business of providing industry-leading broadband gateways and service delivery software to our carrier and service provider customers worldwide,” said Alan Lefkof, Netopia’s president and CEO.

Note Regarding Forward Looking Statements:

This press release contains forward-looking statements regarding Netopia’s revenue recognition and financial results, the nature and duration of the pending inquiry, and the timing of making certain public filings. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially. For example, Netopia may determine that it should make further accounting adjustments for the transactions currently at issue or for additional transactions, which may increase the amount of any necessary restatements or adjustments, and may require a restatement of additional periods. Netopia, its Audit Committee and its auditors may not complete their evaluation in time to file required periodic reports in compliance with Nasdaq requirements for continued listing. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Prospective and current investors are cautioned not to place undue reliance on any forward-looking statements. For more information concerning Netopia and risk factors that may affect Netopia’s future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia’s public filings with the United States Securities and Exchange Commission, which are available by calling Netopia at 510-420-7516 or online at www.sec.gov.

About Netopia

Netopia, Inc. is a market leader in broadband and wireless products and services that simplify and enhance broadband delivery to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich DSL smart modems, routers and gateways, software that simplifies installation and reduces ongoing support needs, as well as value-added services to enhance their revenue generation. Netopia’s Wi-Fi CERTIFIED™ gateways include 3-D Reach™ technology delivering enhanced wireless range, security and performance.

Netopia’s DSL smart modems, routers and gateways come with a suite of installation wizards and support utilities that offer a comprehensive approach to installation, deployment, service provisioning, application setup, self-diagnostics and troubleshooting. Netopia provides value-added services with its server software platform, including the netOctopus® suite of gateway and PC management and customer support software solutions, a server-based Parental Controls subscription service, and the Web eCommerce server software. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers and devices by remotely viewing and operating the desktop or other device.

Netopia has established strategic distribution relationships with leading carriers and broadband service providers including Belgacom, BellSouth, Covad Communications, EarthLink, Eircom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom and Verizon.

Headquartered in Emeryville, Calif., Netopia’s common stock trades on The Nasdaq Stock Market® under the symbol “NTPA.” Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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